Exhibit 32.1

               CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
   CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
         PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned are the Chief Executive Officer and Chief Financial Officer of Monarch Staffing, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-QSB of the Company for the period ended September 30, 2006 (the "10-QSB Report"). The undersigned certify that the 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.



                                   /s/ Joel Williams
                                   Joel Williams
                                   Chief Executive Officer
                                   November 13, 2006





                                   /s/ David Walters
                                   David Walters
                                   Chief Financial Officer
                                   November 13, 2006




A signed original of this written statement required by Section 906 has been provided to Monarch Staffing, Inc. and will be retained by Monarch Staffing, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



                               End of Filing